UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 26, 2008

FIVE STAR PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25869	13-3729186
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On June26, 2008, National Patent Development Corporation, a Delaware corporation (“Parent”), NPDV Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and Five Star Products, Inc., a Delaware corporation (the “Company”), entered into a Tender Offer and Merger Agreement (the “Tender Offer Agreement”). Pursuant to the Tender Offer Agreement, upon the terms and subject to the satisfaction or waiver of the conditions therein, the Purchaser will commence a tender offer to acquire all the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a purchase price of $0.40 per share (the “Offer Price”), net to the seller in cash, without interest thereon and less any required withholding taxes (the “Offer”).

The Tender Offer Agreement provides that the Offer will commence as promptly as practicable after the date of the Tender Offer Agreement and will remain open until 12:00 midnight, New York City time on the 20th business day after the commencement of the Offer, subject to extension pursuant to the terms set forth in the Tender Offer Agreement or unless the Purchaser decides to provide a subsequent offering period.

The Offer is subject to customary conditions, including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if any.

Pursuant to the Tender Offer Agreement, following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Tender Offer Agreement, Purchaser will merge with and into the Company (the “Merger”) pursuant to which the Company will continue as the surviving corporation, wholly-owned by Parent.  Each Share outstanding immediately prior to the effective time of the Merger (other than Shares held by the Company or the Purchaser, all of which will be cancelled and retired and shall cease to exist, and Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law), will be converted in the Merger into the right to receive the price paid pursuant to the Offer.

The parties have agreed that if, following the consummation of the Offer, the Purchaser acquires in the aggregate at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders, in accordance with Delaware’s short-form merger statute.

Pursuant to the Tender Offer Agreement, the Company granted to the Parent and the Purchaser an irrevocable option to purchase, for the Offer Price, a number of shares of Company common stock that, when added to the number of Shares owned by Parent and Purchaser immediately prior to the exercise of the option, constitutes one share of Company common stock more than 90% of the number of shares of Company common stock that will be outstanding immediately after the issuance, subject to availability of authorized shares of Company common stock.

The board of directors of each of the Parent and the Purchaser and, based on the unanimous recommendation of a special committee of independent directors of the Company, the board of directors of the Company, has unanimously approved the Tender Offer Agreement, the Offer and the Merger.

The Tender Offer Agreement includes customary representations, warranties and covenants of the Company, the Parent and the Purchaser.  The Company has agreed to operate its business in the ordinary course until the Offer is consummated.  The Company has also agreed not to solicit, initiate, or encourage the initiation of or take any action to facilitate any discussions with third parties regarding other proposals to acquire the Company and to certain other restrictions on its ability to respond to such proposals. The Tender Offer Agreement also contains termination rights for both the Company and the Parent.

The foregoing description of the Tender Offer Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Tender Offer Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.  Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”).

The Tender Offer Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or Parent. The representations, warranties and covenants contained in the Tender Offer Agreement were made only for the purposes of the Tender Offer Agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Tender Offer Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Tender Offer Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Parent or the Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Tender Offer Agreement, which subsequent information may or may not be fully reflected in the Parent’s or the Company’s public disclosures.

On June 26, 2008, in connection with the Tender Offer Agreement, the Company and the Parent entered into Letter Agreements with Bruce Sherman, Ronald Kampner, Charles Dawson, Joseph Leven and Ira Sobotko to cause the existing stock options issued under Five Star’s plans (each described in Five Star’s proxy statement filed with the SEC on November 16, 2007 and Form 10-K/A filed with the SEC on April 29, 2008) to vest and, if not exercised, to terminate upon the consummation of the Merger.  A copy of each such Letter Agreement is filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 to this Current Report on Form 8-K, and is incorporated herein by this reference.  On June 26, 2008, the Company and the Parent also entered into a Letter Agreement with Mr. John C. Belknap pursuant to which the Company agreed to deliver to Mr. Belknap a certain sum in exchange for the cancellation of Mr. Belknap’s unvested restricted shares of the Company’s common stock.  A copy of such Letter Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K, and is incorporated herein by this reference.

On June 26, 2008, the Purchaser and the Parent issued a joint press release announcing execution of the Tender Offer Agreement, a copy of which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K may contain, in addition to historical information, certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties.  Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Five Star stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions; transaction costs; actual or contingent liabilities; and other risks and uncertainties. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Securities Law Disclosure

The Offer has not yet commenced.  This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The solicitation and the Offer to buy Shares will be made only pursuant to an offer to purchase and related materials that National Patent and NPDV Acquisition Corp. intend to file with the SEC on Schedule TO.  Investors and holders of Five Star Products, Inc. shares are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Five Star Products, Inc. with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov.  In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a written request to: National Patent Development Corporation, 10 East 40th Street, Suite 3110, New York, NY 10016, Attention: Ira Sobotko.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Tender Offer and Merger Agreement, dated June 26, 2008, among the Company, Purchaser and Parent
10.1	Letter Agreement, dated June 26, 2008 among Bruce Sherman, Company and Parent
10.2	Letter Agreement, dated June 26, 2008 among Ronald Kampner, Company and Parent
10.3	Letter Agreement, dated June 26, 2008 among Charles Dawson, Company and Parent
10.4	Letter Agreement, dated June 26, 2008 among Joseph Leven, Company and Parent
10.5	Letter Agreement, dated June 26, 2008 among Ira Sobotko, Company and Parent
10.6	Letter Agreement, dated June 26, 2008 among Mr. John C. Bleknap, Company and Parent
99.1	Press release, dated June 26, 2008, announcing execution of the Tender Offer and Merger Agreement by the Company, Purchaser and Parent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR PRODUCTS, INC.

Date: June 26, 2008	By:	/s/ Ira J. Sobotko
		Name:	Ira J. Sobotko
			Title:	Senior Vice President, Finance, Secretary and Treasurer